UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION NO. 333-251752

UNDER THE SECURITIES ACT OF 1933

DATA443 RISK MITIGATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	86-0914051
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 J Morris Commons Lane, Suite 105

Morrisville, NC 27560

(919) 858-6542

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Jason Remillard

Chief Executive Officer

101 J Morris Commons Lane, Suite 105

Morrisville, NC 27560

(919) 858-6542

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keith A. Rosenbaum

23 Corporate Plaza, Suite 150

Newport Beach, California 92660

(949) 851-4300

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to Form General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]
Accelerated filer	[ ]
Non-accelerated filer	[ ]
Smaller reporting company	[X]
Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”), filed by Data443 Risk Mitigation, Inc. (the “Company”), removes from registration any and all securities of the Company that remain unsold under the following registration statement (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”):

Registration Statement on Form S-1 (Registration Number 333-251752), as amended, which was originally declared effective by the SEC on January 26, 2021, pertaining to the registration of an aggregate of 266,666,667 common shares, $0.001 par value per share.

The Company has terminated all offerings of the Company’s securities pursuant to the Registration Statement. The Company is filing this Post-Effective Amendment to the Registration Statement to deregister any and all securities of the Company registered for sale pursuant to the Registration Statement that remain unsold as of the date of this Post-Effective Amendment. The Company hereby terminates the effectiveness of the Registration Statement and deregisters any and all securities of the Company registered for sale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on the 4th day of June, 2021.

DATA443 RISK MITIGATION, INC.

By:	/s/ Jason Remillard
Jason Remillard
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Post-Effective Amendment to the above referenced Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jason Remillard	Chief Executive Officer and Director	June 4, 2021
Jason Remillard	(principal executive officer)